Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended			Three Months Ended
	March 31, 2008			March 31, 2007
(Amounts in Thousands,Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared	$ 1,865	$ 4,060	$ 5,925	$ 1,810	$ 4,382	$ 6,192
Undistributed Loss	(2,156)	(4,658)	(6,814)	(546)	(1,258)	(1,804)
Income (Loss) from Continuing Operations	$ (291)	$ (598)	$ (889)	$ 1,264	$ 3,124	$ 4,388
Average Basic Shares Outstanding	11,686	25,256	36,942	11,741	27,050	38,791
Basic Earnings (Loss) Per Share from Continuing Operations	$ (0.02)	$ (0.02)		$ 0.11	$ 0.12

Diluted Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 1,865	$ 4,060	$ 5,925	$ 1,835	$ 4,420	$ 6,255
Undistributed Loss	(2,156)	(4,658)	(6,814)	(573)	(1,294)	(1,867)
Income (Loss) from Continuing Operations	$ (291)	$ (598)	$ (889)	$ 1,262	$ 3,126	$ 4,388
Average Diluted Shares Outstanding	11,686	25,256	36,942	12,105	27,349	39,454
Diluted Earnings (Loss) Per Share from Continuing Operations	$ (0.02)	$ (0.02)		$ 0.10	$ 0.11

Reconciliation of Basic and Diluted EPS from
Continuing Operations Calculations:
Income (Loss) from Continuing Operations
Used for Basic EPS Calculation	$ (291)	$ (598)	$ (889)	$ 1,264	$ 3,124	$ 4,388
Assumed Dividends Payable on Dilutive Shares:
Stock options	-0-	-0-	-0-	-0-	35	35
Performance shares	-0-	-0-	-0-	25	3	28
Reduction of Undistributed
Loss - allocated based on
Class A and Class B shares	-0-	-0-	-0-	(27)	(36)	(63)
Income (Loss) from Continuing Operations Used for Diluted EPS Calculation	$ (291)	$ (598)	$ (889)	$ 1,262	$ 3,126	$ 4,388

Average Shares Outstanding for Basic
EPS Calculation	11,686	25,256	36,942	11,741	27,050	38,791
Dilutive Effect of Average Outstanding:
Stock options	-0-	-0-	-0-	-0-	220	220
Performance shares	-0-	-0-	-0-	160	17	177
Restricted share units	-0-	-0-	-0-	204	62	266
Average Shares Outstanding for Diluted EPS Calculation	11,686	25,256	36,942	12,105	27,349	39,454

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
For the quarter ended March 31, 2008, all stock compensation awards were antidilutive, as a result of the loss from continuing operations, and were excluded from the dilutive calculation, including 784,000 average stock options, 360,000 average restricted share units, and 124,000 average performance shares. For the quarter ended March 31, 2007, all stock compensation awards were dilutive and were included in the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Nine Months Ended			Nine Months Ended
	March 31, 2008			March 31, 2007
(Amounts in Thousands,Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 5,613	$ 12,172	$ 17,785	$ 5,740	$ 12,830	$ 18,570
Undistributed Earnings (Loss)	(2,479)	(5,393)	(7,872)	82	179	261
Income from Continuing Operations	$ 3,134	$ 6,779	$ 9,913	$ 5,822	$ 13,009	$ 18,831
Average Basic Shares Outstanding	11,702	25,465	37,167	12,094	26,473	38,567
Basic Earnings Per Share from Continuing Operations	$ 0.27	$ 0.27		$ 0.48	$ 0.49

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 5,686	$ 12,178	$ 17,864	$ 5,815	$ 12,975	$ 18,790
Undistributed Earnings (Loss)	(2,556)	(5,395)	(7,951)	13	28	41
Income from Continuing Operations	$ 3,130	$ 6,783	$ 9,913	$ 5,828	$ 13,003	$ 18,831
Average Diluted Shares Outstanding	12,108	25,554	37,662	12,436	26,831	39,267
Diluted Earnings Per Share from Continuing Operations	$ 0.26	$ 0.27		$ 0.47	$ 0.48

Reconciliation of Basic and Diluted EPS from
Continuing Operations Calculations:
Income from Continuing Operations
Used for Basic EPS Calculation	$ 3,134	$ 6,779	$ 9,913	$ 5,822	$ 13,009	$ 18,831
Assumed Dividends Payable on Dilutive Shares:
Stock options	-0-	-0-	-0-	-0-	137	137
Performance shares	73	6	79	75	8	83
Reduction of Undistributed
Earnings - allocated based on
Class A and Class B shares	(77)	(2)	(79)	(69)	(151)	(220)
Income from Continuing Operations Used for Diluted EPS Calculation	$ 3,130	$ 6,783	$ 9,913	$ 5,828	$ 13,003	$ 18,831

Average Shares Outstanding for Basic
EPS Calculation	11,702	25,465	37,167	12,094	26,473	38,567
Dilutive Effect of Average Outstanding:
Stock options	-0-	-0-	-0-	-0-	286	286
Performance shares	158	13	171	180	56	236
Restricted share units	248	76	324	162	16	178
Average Shares Outstanding for Diluted EPS Calculation	12,108	25,554	37,662	12,436	26,831	39,267

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
For the nine months ended March 31, 2008, all of the 796,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation, and all restricted share unit and performance share awards were dilutive and were included in the dilutive calculation. For the nine months ended March 31, 2007, all stock compensation awards were dilutive and were included in the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	March 31, 2008	March 31, 2007
Basic:
Class A	$ 0.00	$ (0.02)
Class B	$ 0.00	$ (0.02)
Diluted:
Class A	$ 0.00	$ (0.01)
Class B	$ 0.00	$ (0.01)

LOSS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Nine Months Ended	Nine Months Ended
	March 31, 2008	March 31, 2007
Basic:
Class A	$ (0.01)	$ (0.11)
Class B	$ (0.01)	$ (0.11)
Diluted:
Class A	$ 0.00	$ (0.11)
Class B	$ (0.01)	$ (0.10)

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS)	Three Months Ended			Three Months Ended
	March 31, 2008			March 31, 2007
(Amounts in Thousands,Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share:
Dividends Declared	$ 1,865	$ 4,060	$ 5,925	$ 1,810	$ 4,382	$ 6,192
Undistributed Loss	(2,156)	(4,658)	(6,814)	(719)	(1,657)	(2,376)
Net Income (Loss)	$ (291)	$ (598)	$ (889)	$ 1,091	$ 2,725	$ 3,816
Average Basic Shares Outstanding	11,686	25,256	36,942	11,741	27,050	38,791
Basic Earnings Per Share	$ (0.02)	$ (0.02)		$ 0.09	$ 0.10

Diluted Earnings (Loss) Per Share:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 1,865	$ 4,060	$ 5,925	$ 1,835	$ 4,420	$ 6,255
Undistributed Loss	(2,156)	(4,658)	(6,814)	(748)	(1,691)	(2,439)
Net Income (Loss)	$ (291)	$ (598)	$ (889)	$ 1,087	$ 2,729	$ 3,816
Average Diluted Shares Outstanding	11,686	25,256	36,942	12,105	27,349	39,454
Diluted Earnings (Loss) Per Share	$ (0.02)	$ (0.02)		$ 0.09	$ 0.10

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
For the quarter ended March 31, 2008, all stock compensation awards were antidilutive, as a result of the loss from continuing operations, and were excluded from the dilutive calculation, including 784,000 average stock options, 360,000 average restricted share units, and 124,000 average performance shares. For the quarter ended March 31, 2007, all stock compensation awards were dilutive and were included in the dilutive calculation.

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS)	Nine Months Ended			Nine Months Ended
	March 31, 2008			March 31, 2007
(Amounts in Thousands,Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 5,612	$ 12,172	$ 17,784	$ 5,740	$ 12,830	$ 18,570
Undistributed Loss	(2,517)	(5,478)	(7,995)	(1,216)	(2,663)	(3,879)
Net Income	$ 3,095	$ 6,694	$ 9,789	$ 4,524	$ 10,167	$ 14,691
Average Basic Shares Outstanding	11,702	25,465	37,167	12,094	26,473	38,567
Basic Earnings Per Share	$ 0.26	$ 0.26		$ 0.37	$ 0.38

Diluted Earnings Per Share:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 5,686	$ 12,178	$ 17,864	$ 5,815	$ 12,975	$ 18,790
Undistributed Loss	(2,596)	(5,479)	(8,075)	(1,298)	(2,801)	(4,099)
Net Income	$ 3,090	$ 6,699	$ 9,789	$ 4,517	$ 10,174	$ 14,691
Average Diluted Shares Outstanding	12,108	25,554	37,662	12,436	26,831	39,267
Diluted Earnings Per Share	$ 0.26	$ 0.26		$ 0.36	$ 0.38

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
For the nine months ended March 31, 2008, all of the 796,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation, and all restricted share unit and performance share awards were dilutive and were included in the dilutive calculation. For the nine months ended March 31, 2007, all stock compensation awards were dilutive and were included in the dilutive calculation.